News Release
www.aviatnetworks.com
Aviat Networks Appoints Stan Gallagher as Chief Operating Officer

Company unveils new organizational structure to enhance platform for growth, improve efficiencies and drive bottom-line performance to maximize returns

MILPITAS, Calif., June 25, 2018 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or the “Company”), the leading expert in microwave networking solutions, today announced the appointment of Stan Gallagher as Chief Operating Officer, a newly created executive leadership position. Mr. Gallagher will also assume the role of Principal Financial Officer of the Company. The Company also unveiled today its new organizational structure which coincides with this appointment, along with some of the anticipated financial and operational benefits. Aviat will be centralizing back-office functions and aligning resources by geography to both lower its expense structure and capitalize on the anticipated growth in the coming years both in North America and internationally.

Mr. Gallagher joins Aviat with over 30 years of experience in various aspects of operations leadership and management consulting. For the past three years, as Director of Operational Excellence and Supply Chain Management with a leading management consulting firm, Synergetics Installations Worldwide, Inc. (“Synergetics”), he was heavily engaged in the Company’s turnaround, developing strategies to drive efficiencies throughout the Company’s global footprint. Over this period, through operational excellence, Lean Six Sigma and various programs to enhance sourcing and supply chain management, Aviat Networks has seen its non-GAAP operating expenses decline by over 25%, its non-GAAP gross margins improve by over 650 basis points, and a return to profitability. Much of the Company’s success has been driven by a commitment to and successful execution of process excellence activities.

Commenting on today’s appointment, Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “We are very excited to have Stan formally join our team, especially now as we move into growth mode and drive further enhancements to our business. We approach fiscal 2019 with an improving market outlook, significant opportunities to grow with our existing customers and expand into new accounts and improve our bottom-line performance.”

In conjunction with its realignment, the Company anticipates it will incur one-time restructuring charges of approximately $3.0 million and approximately $0.5 million in share-based compensation, the majority of which are expected to be incurred in the fiscal 2018 fourth quarter and first half of fiscal 2019. Additionally, the Company anticipates it will generate approximately $1.2 million in savings in fiscal 2019, the majority of which will be allocated to support growth-related initiatives. In addition to net headcount reductions, savings and efficiencies will be realized through increased use of automation and aggregating and consolidating back-office support functions. In fiscal 2020, the Company expects to generate annual savings of $3.2 million, while being in a stronger position to drive both top- and bottom-line performance.

Since 2010, Mr. Gallagher has served as a management consultant, leveraging his past expertise to support companies across various industries and in several operational and financial capacities. In recent years, he has specialized in the technology sector, working with a $16 billion IT services company, a $3.4 billion security services company and, most recently, with Aviat Networks. Throughout these multi-year engagements, with a clear focus on operational excellence, he helped to enhance financial performance and reporting capabilities, driven organizational redesign and change management programs, overseen Lean Six Sigma programs, and helped redesign operational footprints, including facilities management, IT and automation, sourcing, procurement, and overall supply chain management.

Mr. Gallagher began his career with General Electric (“GE”), where he held executive operational and leadership positions for several GE divisions. During his tenure at GE, he developed a broad portfolio of experience including supply chain management, strategic sourcing, supplier and business development, facilities management, import/export logistics, compliance, quality, global tax strategy, and Six Sigma program management. He left GE in 2007 and became Vice President &

Corporate Officer - Global Strategic Sourcing for Masonite International, Inc. Mr. Gallagher received his BSME in Mechanical Engineering from North Carolina State University.

Coinciding with Mr. Gallagher’s appointment, the Company also announced today that it has begun executing the next phase of its corporate realignment. Aviat Networks will be centralizing operations, finance, IT, and business process engineering under the stewardship of the COO. These departments will come together to provide shared services on a geographic basis to enhance its market focus and effectiveness. Additionally, the Company announced today that its Chief Financial Officer Ralph Marimon will leave the Company in July 2018. The Company does not intend to conduct a search for a new CFO as the finance team will report into the COO and all SEC reporting functions will remain intact.

Mr. Pangia continued, “First, I would like to extend my sincere appreciation to Ralph for his significant contributions throughout the past few years. He has been a valuable member of our team and I wish him nothing but the best as he begins the next chapter in his life. With the growth prospects ahead of us, we are realigning resources geographically to be in a stronger position to support our customers and grow market share. This new geographic focus should enable us to solidify growth prospects, strengthen core business competencies, and lower fixed costs. Simultaneously, we will be accelerating technology innovation, strengthening and expanding global partnerships, and building out our global services capabilities. We remain well positioned to drive shareholder value in both the near- and long-term.”

Additional information can be found in the Company’s Form 8-K which was filed with the Securities and Exchange Commission.

About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2018, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.

For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 6, 2017 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.